NuVasive, Inc. September 13, 2021 Investor update ©2021 NuVasive, Inc. or one of its subsidiaries. All rights reserved. Exhibit 99.1

Forward-looking statements and non-GAAP financial measures ©2021 NuVasive, Inc. or one of its subsidiaries. All rights reserved. NuVasive, Inc. (“NuVasive” or the “Company”) cautions you that statements included in this presentation that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected impact of the COVID-19 pandemic on the Company's business and financial results; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; and the Company’s preliminary expectations for the quarter ending September 30, 2021, full-year 2021, and longer-term financial and business goals. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the impact of the COVID-19 pandemic on the Company’s business and financial results; NuVasive’s preliminary expectations may turn out to be inaccurate because of the preliminary nature of the Company’s forecasts and projections; the risk of further adjustment to financial results or future financial expectations; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward‐looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward‐looking statement to reflect events or circumstances arising after the date on which it was made except as required by law. Certain financial information included in this presentation is presented on a non-GAAP basis. Non-GAAP operating margin and non-GAAP earnings per share (EPS) are non-GAAP financial measures that exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring, non-cash purchase accounting adjustments, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives, non-cash interest expense (excluding debt issuance cost) and other significant one-time items. Management also uses certain non-GAAP financial measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. Management uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. For reconciliations of non-GAAP financial measures to the comparable GAAP financial measure, please refer to the Company’s second quarter 2021 earnings announcement, which is posted on the Investor Relations section of the Company’s corporate website at www.nuvasive.com.

Q2 2021 review and post earnings update Financial results for the quarter ended June 30, 2021, as reported July 28, 2021. Operating Margin GAAP 3.6% | non-GAAP 13.9% Earnings Per Share GAAP $0.03 | non-GAAP $0.60 ©2021 NuVasive, Inc. or one of its subsidiaries. All rights reserved. Q2 2021 Net Sales1,2 $294.8M +44.8% U.S. Spinal Hardware $160.1M +40.7% U.S. Surgical Support $67.6M +43.2% International $67.2M +57.5% 1 Reported growth 2 Data has been intentionally rounded and may not sum Recent business updates (as of Sept 13, 2021) Some regions of the U.S. market have been more challenging than expected since 1H 2021 due to the impact of the COVID-19 Delta variant and other factors As a result, we currently expect that net sales in Q3 2021 will be lower sequentially from Q2 2021 and that, in turn, is likely to pressure margins Not withdrawing or updating full-year 2021 guidance at this time; will continue to monitor and assess Pulse launch and Simplify Cervical Disc are on track and ramping

For questions, please contact: Juliet Cunningham, Vice President of Investor Relations investorrelations@nuvasive.com ©2021 NuVasive, Inc. or one of its subsidiaries. All rights reserved.